                                                                   EXHIBIT 10.19


                             AMENDED AND RESTATED
                                PROMISSORY NOTE

   $75,000,000                                                New York, New York
                                                         As of September 9, 1996

            FOR VALUE RECEIVED, HEALTH SCIENCE PROPERTIES, INC., a Maryland corporation (together with its permitted successors and assigns, "BORROWER"), hereby promises to pay to the order of PAINEWEBBER INCORPORATED, a Delaware corporation (together with its successors and assigns, "Lender"), in lawful money of the United States of America in immediately available funds, at Lender's offices located at 1285 Avenue of the Americas, New York, NY 10019, attention: William W. Evans III, or at such other place in the United States as Lender may from time to time designate in writing for such purpose, on or before the Maturity Date the principal sum of SEVENTY-FIVE MILLION DOLLARS ($75,000,000), or, if less, the then unpaid principal amount of the Applicable Loan shown on the Note Record attached hereto (and any continuations thereof) made to Borrower by Lender pursuant to the Amended and Restated Loan Agreement dated and effective as of September 9, 1996, by and between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"). Capitalized terms not otherwise defined in this Promissory Note shall have the meanings ascribed to such terms in the Loan Agreement.

            Borrower promises also to pay interest on the unpaid principal amount of the Applicable Loan in like money at said office from the Closing Date until paid at the rates and at the times provided in Sections 2.5 and
   2.6 of the Loan Agreement. In addition, Borrower promises to pay installments of principal on the Converted Fixed Rate Loan in like money at said office from the Conversion Date until paid at the rates and at the times provided in
   Section 2.4 of the Loan Agreement.

            This Promissory Note amends, restates and supersedes that certain Promissory Note dated as of July 2, 1996 from Borrower, in favor of Lender, in the principal amount of $15,900,000 (the "ORIGINAL NOTE"), and continues to evidence without interruption or novation all indebtedness evidenced by the Original Note that remains outstanding pursuant to Section 2.1.2 of the Loan Agreement. The Original Note, as so assigned, assumed, modified, amended and restated, is hereby ratified and confirmed in all respects by Borrower.

            This Promissory Note is the Promissory Note referred to in, and evidences indebtedness incurred under, the Loan Agreement and is entitled to the benefits thereof and of the other Loan Documents, to which reference is made for (i) a description of the security for this Promissory Note and (ii) a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by the Promissory Note and on which such indebtedness may be declared to be immediately due and payable and (iii) a statement of the terms and conditions pursuant to which Revolving Loans may be converted to the Converted Fixed Rate Loan.

            Upon the occurrence and during the continuance of an Event of Default, the principal of and accrued interest on this Promissory Note may be, or be declared to be, due and payable in the manner and with the effect provided in the Loan Agreement.

            Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Promissory Note, except as expressly otherwise provided in any of the Loan Documents.

            Borrower, to the extent permitted by applicable law, also hereby waives and releases all benefit that might accrue to Borrower by virtue of any present or future laws exempting the 1413 Research Boulevard Property, the other Individual Properties, the Assets, or any other property, real or personal, or any part of the proceeds arising from any sale of any of the foregoing, from attachment, levy, or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Promissory Note (excepting only any stay of execution) or in any action to foreclose the Mortgage encumbering the 1413 Research Boulevard Property and/or any other Individual Properties, exemption from civil process, or extension of time for payment; and Borrower agrees that any real estate that may be levied upon or pursuant to a judgment obtained by virtue of this Promissory Note, or any writ of execution issued thereon, may be sold upon any such writ in whole or in part.

            The proceeds of this Promissory Note have been and will be disbursed in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including matters of construction, validity and performance. THIS PROMISSORY

   NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Promissory Note, and Lender and Borrower hereby agree, in accordance with SS 5-1401 of the New York General Obligations Law, that this Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.

            It is the intention of Borrower and Lender that no provision of this Promissory Note or any other Loan Document shall require the payment of interest or permit the charging or collection of interest in excess of the maximum rate permitted by applicable law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Borrower shall not be obligated to make any payment hereunder or under any other Loan Document to the extent (but only to the extent) that such payment would result in the payment of interest at a rate in excess of the maximum rate permitted by applicable law. Any amounts contracted for, chargeable or receivable under this Promissory Note or any other Loan Document which exceed the maximum amount permitted by applicable law shall be deemed a mistake and cancelled automatically. Any monies collected by Lender that constitute interest in excess of the maximum amount of interest permitted by applicable law shall, at the option of Lender, be applied to the principal balance hereof or repaid to Borrower. Any such prepayment of principal made pursuant to the preceding sentence shall be made without premium or penalty of any kind.

        [The remainder of this page has been intentionally left blank.]

            IN WITNESS WHEREOF, Borrower and Lender have caused this Promissory Note to be executed and delivered by their respective duly authorized representatives as of the day and year first written above.

                                              BORROWER:

                                              HEALTH SCIENCE PROPERTIES, INC.,
                                              a Maryland corporation


                                              By: /s/ Joel S. Marcus
                                                  ------------------------------
                                                  Name:  Joel S. Marcus
                                                  Title: Chief Operating Officer


                                              LENDER:

                                              PAINEWEBBER INCORPORATED,

                                              a Delaware corporation


                                              By: /s/ Kevin D. Cox
                                                  ------------------------------
                                                  Name:  Kevin D. Cox
                                                  Title: Vice President

   This note has been amended and restated in its entirety by that certain Second Amended and Restated Promissory Note dated as of September 9, 1996 between HSP-QRS Corp., as maker, and PaineWebber Incorporated, as payee.


                                      S-1